Exhibit 99.1

    COLLECTORS UNIVERSE ACQUIRES AMERICAN GEMOLOGICAL LABORATORIES (AGL) AND ENTERS THE COLORED GEMSTONE MARKET FOR THIRD PARTY AUTHENTICATION AND GRADING

    NEWPORT BEACH, Calif., Aug. 21 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and to sellers and purchasers of diamonds and other high value assets, today reported that it has acquired American Gemological Laboratories (AGL), an international forensic colored gemstone certification and grading laboratory. AGL is one of the leading third party authentication and grading services for colored gemstones, including colored gemstones that are sold at auction through Sotheby's and Christies and by jewelry retailers such as Cartier and Fred Leighton. The Company paid an aggregate acquisition price of $3.5 million in cash for AGL, and, depending on the future financial performance of AGL, may become obligated to make contingent payments of up to an aggregate of an additional $3.5 million over the next five years.

    AGL was founded by C.R. "Cap" Beesley, who is a Graduate Gemologist of Gemological Institute of America and a recipient of numerous awards including the prestigious Antonio C. Bonanno Award for Excellence in Gemology from the Accredited Gemologists Association, given annually to the individual who has made significant contributions to the field. Mr. Beesley, President of AGL since its founding in 1977, is joining Collectors Universe as President of AGL, which will be operated as a wholly-owned subsidiary of the Company. Prior to founding AGL, Mr. Beesley held positions for more than nine years with the Gemological Institute of America where he developed the first colored stone grading course and curriculum.

    Chief Executive Officer of Collectors Universe, Michael Haynes commented, "The acquisition of AGL represents a further step in the implementation of our strategic plan to enter the diamond and colored gemstone authentication and grading businesses, the two primary high value jewelry markets. We are extremely pleased to be able to execute on this strategy by acquiring AGL, which is one of the most highly regarded companies in the colored gemstone market. Additionally, we have been able to secure Cap Beesley's unmatched experience and knowledge as president of AGL. With AGL joining our diamond authentication and grading service, we are continuing our 'best of breed' philosophy in our operations and leadership in all of our existing markets. We believe, moreover, that with the addition of the knowledge and experience of AGL and Cap Beesley to our existing expertise in diamond grading and authentication, we now have assembled the intellectual capital and jewelry market recognition to further extend our expertise into the major markets and distribution channels of the jewelry business."

    The certification of colored gemstones requires not only the color and clarity examinations required for diamond certification, but also analyses for the enhancements on and determinations of the country of origin of the colored gemstones. Unlike diamonds, almost all colored gemstones have received some form of enhancement and the nature and quality of the enhancement can have a dramatic effect on the value of a colored gemstone and, therefore, are important disclosure elements in the grading process. Country of origin also can have a dramatic effect on the value of a colored gemstone, with value differences of up to 300% based on the country of origin. With the acquisition of AGL, Collectors Universe now has one of the largest colored gemstone reference collections, with over 5,000 colored gemstones from various countries and specimens demonstrating the various enhancements and treatments, which is critical to the ability to accurately evaluate the nature and quality of colored gemstone enhancements and to determine the country of origin.

    During calendar 2004, the U.S. Gemological Survey, through the U.S. Census Bureau, reported imports of 15.2 million carats of cut but unset emeralds, rubies and sapphires into the United States, which compares with U.S. imports in 2004 of 18.4 million carats of cut but unset diamonds. Other precious and semi-precious colored gemstones imported into the U.S. include amethysts, aquamarines, garnets, iolites, opals, peridots, spinels, tanzanites, topaz, and tourmalines.

    Cap Beesley remarked, "I am very excited to join Collectors Universe and to have AGL become a Collectors Universe company. Throughout my career, I have always been an advocate of improved consumer information and disclosure and have had success influencing the markets with our third party certification. Now with the substantial resources, both financial and technological, and the reputation for integrity of Collectors Universe, I am confident that together we will bring the benefits of third party certification to many more thousands of retail transactions each year. I also am confident that the entire jewelry market will benefit from the application of the high operational standards and systems of internal controls that have been implemented and are employed by Collectors Universe through all of its divisions."

    About Collectors Universe

    Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency and diamonds and, with its acquisition of AGL, now also authenticates and grades colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Cautionary Statements Regarding Forward Looking Information

    This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

    Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, including, but not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses, is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, which was filed with the Securities and Exchange Commission on May 10, 2006. Due to such risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

    Contacts:

    Joe Wallace                            Brandi Piacente
    Chief Financial Officer                Investor Relations
    Collectors Universe                    The Piacente Group, Inc.
    949-567-1245                           212-481-2050
    Email: jwallace@collectors.com         Email: brandi@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
    -0-                             08/21/2006
    /CONTACT: Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1245, jwallace@collectors.com; or Investor Relations, Brandi Piacente of The Piacente Group, Inc., +1-212-481-2050, brandi@thepiacentegroup.com, for Collectors Universe, Inc./
    /Web site:  http://www.collectors.com /